                      RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this "Agreement") is made as of the
Grant Date by and between PAVmed Inc., a Delaware corporation (the
"Company"), and Grantee.

WHEREAS, pursuant to the terms and conditions of the Company's 2014 Long-
Term Incentive Equity Plan, as amended (the "Plan"), the Compensation
Committee (the "Committee") of the Board of Directors of the Company (the
"Board") has authorized the grant to the Grantee of an award of Restricted
Stock (as defined in the Plan) in the amount of the number of shares of the authorized but unissued common stock of the Company, $.001 par value
("Common Stock") set forth in the table below opposite "Number of Shares
Subject to Award" (the "Restricted Shares"), conditioned upon the Grantee's acceptance thereof upon the terms and conditions set forth in this
Agreement and subject to the terms of the Plan (capitalized terms used herein and not otherwise defined have the meanings set forth in the
Plan); and

WHEREAS, the Grantee desires to acquire the Restricted Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan;

Grantee:
Grant Date:
Number of Shares Subject to Award:
Vesting Schedule: See Vest Schedule online on etrade.com

IT IS AGREED:

1. Grant of Restricted Shares. The Company hereby grants to the Grantee an award of the Restricted Shares on the terms and conditions set forth herein and subject to the provisions of the Plan.

2. Consideration. The grant of the award of Restricted Stock is made in consideration of the services to be rendered by the Grantee to the
Company.

3. Effect of Change of Control; Other Termination.

      3.1. Change of Control. If a Change of Control (as defined by
Section 9 of the Plan, Accelerated Vesting and Exercisability, including the transactions described in sections 9.1 and 9.2 of the Plan) occurs at or prior to a termination of Grantee's employment, then all of the
Restricted Shares shall immediately vest upon such Change of Control.

      3.2. Other Termination. If Grantee's employment is terminated for any reason prior to the vesting in full of the Restricted Shares,
Grantee shall retain any vested Restricted Shares, and any unvested
Restricted Shares shall not vest and shall be forfeited upon such termination in accordance with Section 4, and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement with respect to such unvested Restricted Shares. In the event of a termination of Grantee's employment simultaneously with a Change of Control, Section
3.1 shall govern.

      3.3. Service Agreement.  In the event of any conflict between the terms of Grantee's employment agreement or other service agreement with the Company by which Grantee is bound (the "Service Agreement") and this Section 3, with respect to the vesting of the Restricted Shares upon a Change of Control or the termination of Grantee's employment, the terms of the Service Agreement shall govern.

4. Vesting; Forfeiture.  Any Restricted Shares and Retained Distributions
(as defined below) with respect thereto that upon termination of Grantee's employment are unvested (after application of the terms of Section 3 or the
Grantee's Service Agreement, as applicable) shall be forfeited to the Company and Grantee shall not thereafter have any rights with respect to such
Restricted Shares and Retained Distributions that shall have been so forfeited.

5. Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, none of the unvested Restricted Shares nor the rights relating thereto (including any Retained Distributions with respect to such unvested
Restricted Shares) may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or encumber any unvested Restricted Shares or the rights relating thereto shall be wholly ineffective.

6. Rights and Obligations as Stockholder.  The Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. Grantee will have the right to vote such Restricted Shares and to exercise all other rights, powers and privileges of a holder of Common
Stock with respect to such Restricted Shares, with the exceptions that
(i) Grantee will not be entitled to delivery of the stock certificate or certificates representing any Restricted Shares until the applicable
Restriction Period shall have expired; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the applicable Restriction Period; (iii) the Company will retain custody of all dividends and distributions ("Retained Distributions") made, paid or declared with respect to the Restricted Shares (and such Retained
Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested; and (iv) a breach of any of the restrictions, terms or conditions contained in the Plan or this Agreement or otherwise established by the Committee with respect to any
Restricted Shares or Retained Distributions will cause a forfeiture of such
Restricted Shares and any Retained Distributions with respect thereto.

7. Certificates. The Restricted Shares, when issued, will be represented by a stock certificate or certificates registered in the name of Grantee.
Certificates representing any unvested Restricted Shares and any securities constituting Retained Distributions shall bear a legend to the effect that ownership of the unvested Restricted Shares (and such Retained Distributions)
and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and this Agreement.
Such certificates shall be deposited by Grantee with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the unvested Restricted Shares and any securities constituting Retained
Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and this Agreement.

8. Tax Matters.

      8.1. Not later than the date as of which an amount first becomes includible in the gross income of the Grantee for Federal income tax purposes with respect to the Restricted Shares, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount ("Withholding Tax"). The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the
Company shall, to the extent permitted by law, have the right to deduct any
Withholding Taxes from any payment of any kind otherwise due to the
Grantee from the Company.

      8.2. Any required Withholding Tax may be paid:

            8.2.1. in cash by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; or

            8.2.2. provided that prior approval of the Committee has been obtained, in shares of Common Stock of the Company owned by Grantee, including vested Restricted Shares, by delivery of stock certificates in negotiable form or with stock powers or other instruments of assignment, each endorsed in blank, which are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Shares of Common
Stock used for this purpose shall be valued at the Fair Market Value.

      8.3. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of "recapture" under Section
16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common
Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

      8.4. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding ("Tax-Related Items"), the ultimate liability for all Tax-
Related Items is and remains the Grantee's responsibility and the Company
(a) makes no representation or undertakings regarding the treatment of any
Tax-Related Items in connection with the grant or vesting of the Restricted
Shares or the subsequent sale of any Restricted Shares; and (b) does not commit to structure the Restricted Shares to reduce or eliminate the
Grantee's liability for Tax-Related Items.

      8.5. The Grantee may make an election under Section 83(b) of the Code
(a "Section 83(b) Election") with respect to the Restricted Shares. Any such election must be made within thirty (30) days after the Grant Date. If the
Grantee elects to make a Section 83(b) Election, the Grantee shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal
Revenue Service. The Grantee agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the US Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election.

9. Company Representations. The Company hereby represents and warrants to the Grantee that:

      9.1. the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

      9.2. the Restricted Shares, when issued and delivered by the Company to the Grantee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

10. Grantee Representations. The Grantee hereby represents and warrants to the Company that:

      10.1. they are acquiring the Restricted Shares for their own account and not with a view towards the distribution thereof;

      10.2. they have received a copy of the Plan as in effect as of the date of this Agreement;

      10.3. they have received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, within the last 24 months and all reports issued by the Company to its stockholders;

      10.4. they understand that they are subject to the Company's Insider
Trading Policy and have received a copy of such policy as of the date of this Agreement;

      10.5. they understand that they must bear the economic risk of the investment in the Restricted Shares, which cannot be sold by them unless they are registered under the Securities Act of 1933 ("1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Restricted Shares for sale under the 1933 Act;

      10.6. in their position with the Company, they have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to
Section 10.3 above;

      10.7. they are aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Restricted Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein, and for so long as the Restricted Shares are unvested;
and

      10.8. they are aware that, for so long as the Restricted Shares remain unvested, the certificates evidencing the Restricted Shares shall bear the following legend:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE
                HAVE BEEN ACQUIRED PURSUANT TO A RESTRICTED
                STOCK AGREEMENT DATED, A COPY OF WHICH IS ON
                FILE WITH THE COMPANY, AND MAY NOT BE
                TRANSFERRED, PLEDGED OR DISPOSED OF EXCEPT IN
                ACCORDANCE WITH THE TERMS AND CONDITIONS
                THEREOF."

11. Restriction on Transfer of Restricted Shares. Anything in this Agreement to the contrary notwithstanding, the Grantee hereby agrees that they shall not sell, transfer by any means or otherwise dispose of the Restricted
Shares acquired by Grantee unless (i) the Restricted Shares are registered under the 1933 Act, or in the event that they are not so registered, an exemption from the 1933 Act registration requirements is available thereunder and the Grantee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt, and (ii) such transfer is in compliance with the Company's Insider Trading Policy, as in effect at such time.

12. Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the shares of Common
Stock shall be adjusted or terminated in any manner as contemplated by
Section 3.2 of the Plan.

13. Miscellaneous.

      13.1. Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other.
Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

      13.2. Conflicts with the Plan. This Agreement is subject to the Plan as approved by the Company's stockholders. The terms and provisions of the
Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall in all respects be controlling.

      13.3. Grantee Rights. Nothing contained in this Agreement shall be deemed to confer upon Grantee any right to continued employment with Company or any affiliate thereof, nor shall it interfere in any way with the right of the Company to terminate Grantee in accordance with the provisions regarding such termination set forth in the Service Agreement.

      13.4. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Shares, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee's material rights under this Agreement without the
Grantee's consent.

      13.5. Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

      13.6. Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Grantee and the Company.

      13.7. Binding Effect; Successors. The Company may assign any of its rights under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.
Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

      13.8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to choice of law provisions).

      13.9. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

      13.10. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Shares in this Agreement does not create any contractual right or other right to receive any
Restricted Shares or other awards in the future. Future awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee's employment with the Company or any of its affiliates.

      13.11. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

      13.12. No Impact on Other Benefits. The value of the Grantee's
Restricted Shares is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

      13.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this
Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means, will have the same effect as physical delivery of the paper document bearing an original signature.

      13.14. Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Restricted Shares subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Shares or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such grant, vesting or disposition.

                           Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

PAVMED INC.

By:
Name: Lishan Aklog, M.D.
Title: Chairman and CEO
Date:

GRANTEE:

                  [Signature Page to Restricted Stock Agreement]